Exhibit 99.3
Enhanced Management’s Discussion and Analysis of Financial Condition and Results of Operations
The following discussion and analysis of the Company’s financial condition and results of operations should be read along with, and is based on, financial information extracted and derived from the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2025 and 2024, and the Company’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2026 and the three months ended March 31, 2025, appearing elsewhere in this report Form 8-K.
You should read the following discussion and analysis of the Company’s financial condition and results of operations together with the Company’s consolidated financial statements and related notes incorporated by reference in the Current Report on Form 8-K to which this Exhibit is attached. Some of the information contained in this discussion and analysis, including information with respect to the Company’s plans and strategy for the Company’s business and the Company’s expectations with respect to liquidity and capital resources, includes forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those risks and uncertainties described in the “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” sections in the Current Report on Form 8-K to which this Exhibit is attached. The Company’s actual results could differ materially from the results described in or implied by these forward-looking statements. Throughout this exhibit, unless otherwise noted or the context otherwise requires, ”the Company” refers to Enhanced Ltd and its subsidiaries prior to the Business Combination and Enhanced Group and its subsidiaries following the Business Combination.
Business Overview
The Company is a growth-stage company operating at the intersection of sports entertainment, performance science, and lifestyle wellness. Through the Company’s flagship Enhanced brand, it aims to develop a commercially sustainable, technology-enabled platform that integrates athletic competition, scientific advancement, and consumer engagement.
The Company’s operations are organized around two complementary business lines:
•Enhanced Games. A multi-sport event engineered to demonstrate the benefits of medically supervised performance enhancement in a transparent, safety-first environment. The inaugural Enhanced Games, scheduled for May 2026 at Resorts World Las Vegas, will feature swimming, track and weightlifting competitions. The Company intends to monetize the Enhanced Games through media rights, sponsorships, branded content, and licensed consumer products. The Company’s key partners include Lionsgate (content creation and distribution), California Commercial Pools providing the Myrtha-designed pools, Mondo (event infrastructure) and Van Wagner (live event production).
•Live Enhanced. A direct-to-consumer, subscription-based platform offering physician-guided performance protocols, telehealth access and personalized supplementation. The platform launched a paid waitlist in 2025 with over 1,000 sign-ups and is intended to generate recurring consumer revenue commencing in early 2026.
The Company operates with an asset-light, partnership-driven model, leveraging third-party telehealth, production, and distribution partners while retaining control of brand, technology, customer relationships and data. Its mission is to enable individuals to “Live Enhanced” by applying scientifically validated methods of human optimization safely and ethically.
The Company has incurred net losses since inception, including $16.4 million and $3.3 million for the three months ended March 31, 2026 and 2025, respectively. The Company expects to incur operating losses for the foreseeable future as it continues to invest in infrastructure, product development, marketing, and talent to launch its flagship offerings.

Recent Developments
Since December 31, 2025, the Company has continued to prepare for the inaugural Enhanced Games, which is scheduled for May 2026 in Las Vegas. In addition, in February 2026, the Company launched Live Enhanced, its direct-to-consumer subscription-based platform providing physician-guided performance protocols, telehealth access and personalized supplements. The Company reported that, during the first week following launch, average order value was $118 and the subscription rate was 50%. These operating metrics are preliminary, relate to a limited initial period of seven days and may not be indicative of future performance.
In January 24, 2026, training and athlete medical preparation began in the U.A.E. ahead of the inaugural Enhanced Games and in February 2026, the Clinical Research Study was reviewed and approved by an IRB and then commenced. Although geopolitical instability and armed conflict in the Middle East has created, and may continue to create, heightened security and operational risks for the Company’s personnel, and athletes and broader activities in the U.A.E., including risks relating to safety, travel, site access, vendors and logistics, the Company’s athletes and personnel in Abu Dhabi are safe and that training is continuing. As of March 31, 2026, no athlete has chosen to leave for safety reasons and the Company has maintained communication with and continued support for all affected athletes and personnel. The Clinical Research Study, in collaboration with the Abu Dhabi Department of Health, has recently commenced and athletes have begun enhancement protocols. See “Risk Factors—Risks Related to the Company’s Business Model, Commercial Operations and Operating Market—Ongoing hostilities and instability in the Middle East could disrupt our activities in the U.A.E. and adversely affect our business.”
Factors Affecting the Company’s Results of Operations
The Company expects its results of operations to be influenced by numerous internal and external factors that may cause actual performance to differ from expectations. The key factors that are expected to affect the Company’s results of operations are discussed below.
Execution of the Enhanced Games
The Company’s ability to deliver successful Enhanced Games will be the most significant near-term determinant of future performance. Revenue generation will initially depend on the timing, scale, and quality of these events and their ability to attract global audiences, athletes, and sponsors. Management expects that performance will be influenced by:
•Viewership and fan engagement. Broadcast ratings, social-media reach, and digital engagement will drive sponsorship pricing, content licensing fees, and long-term brand equity.
•Sponsorship yield. The mix of global and category sponsors and the ability to secure multi-year partnerships will affect revenue, gross margins and predictability of cash flows.
•Cost discipline. Infrastructure, production, and athlete-related costs will represent the largest expenditures. Efficient procurement, reuse of modular assets, and disciplined budget management are expected to generate operating leverage over time.
•Event cadence. The pace at which the Company expands from a single marquee event scheduled in May 2026 to a recurring series of events and challenges will influence revenue growth and working-capital needs.
Development of the Live Enhanced Platform
Performance of the Live Enhanced business will depend on the Company’s ability to convert public interest in the Enhanced Games into paying subscribers and recurring services revenue. Key variables include:
•Customer acquisition efficiency. The cost of acquiring new subscribers through paid and organic marketing will directly affect unit economics.

•Subscriber retention and engagement. Continued use of the Live Enhanced platform’s physician-guided programs, supplements, and data tools will determine lifetime value per customer.
•Product breadth and clinical integration. Expanding our initial offering of testosterone replacement therapy to additional hormone, metabolic, cognitive, and longevity protocols, as well as supplements and other products, will increase addressable market size.
•Partnership performance. The platform’s scalability depends on the reliability and compliance performance of partners for clinical delivery.
Monetization of Media and Intellectual Property
Over time, the Company expects to derive a meaningful portion of its revenue from content production, distribution, and licensing. The trajectory of this revenue stream will depend on:
•The volume and quality of Enhanced-branded content produced around the Enhanced Games and related athlete stories;
•The Company’s ability to negotiate favorable distribution arrangements with broadcasters, streaming platforms, and social-media networks; and
•The strength and protection of the Company’s intellectual-property portfolio and brand assets, which underpin sponsorship and merchandising initiatives.
Operating Leverage and Scale
As the Company matures, management expects fixed costs, such as corporate infrastructure, compliance, and technology, to be leveraged across a growing revenue base. The degree of operating leverage achieved will depend on:
•The timing of revenue realization relative to expense growth;
•The success of cost-containment initiatives in event production and marketing; and
•The mix between high-margin media and services revenues versus lower-margin live-event revenues.
Regulatory and Compliance Costs
The Company anticipates continuing significant investment in regulatory compliance, medical supervision, data protection, and clinical oversight. These costs will vary with the number of jurisdictions in which the Company operates and the scope of its Live Enhanced offerings. As the regulatory landscape for telehealth and enhancement-related substances evolves, compliance expenditures are likely to increase and revenues will be required to increase at an equal or greater rate, influencing operating margins.
Access to and Cost of Capital
Given its current minimal revenue status, the Company’s ability to finance growth initiatives efficiently will affect long-term profitability. Future results will depend on:
•The amount of capital raised through the SAFE Investment and subsequent equity or debt offerings;
•Prevailing market conditions and interest rates affecting financing costs; and
•The Company’s ability to demonstrate progress milestones that attract strategic and institutional investors on favorable terms.

Business Environment and Industry Outlook
The Company’s future performance will be influenced by the overall health and trajectory of the global sports entertainment, media, and wellness industries in which it operates. Management believes that both the live sports entertainment and telehealth-enabled performance wellness sectors are poised for continued expansion over the medium to long term, underpinned by technological innovation, demographic trends, and evolving consumer behavior.
Global Economic Environment and Discretionary Spending
Global GDP is expected to grow by 3.1% in 2026, driven by population growth, urbanization, and a rising middle class in emerging markets. Real household incomes and employment levels in key markets such as the United States, Western Europe, and the Gulf Cooperation Council countries are projected to support steady increases in discretionary consumer spending. Although inflationary pressures and interest-rate volatility may temper short-term demand, discretionary categories, particularly sports, entertainment, and health & wellness, have historically rebounded quickly following macroeconomic slowdowns.
For the Company, discretionary spending directly affects ticket and hospitality purchases, merchandise and digital-content consumption, and subscriptions to its Live Enhanced platform. Corporate marketing budgets, which drive sponsorship and advertising revenue, are also correlated with economic growth and consumer confidence.
Live Sports and Sports Entertainment
The global sports events market was valued at approximately $452.8 billion in 2024 and is projected to reach $687.7 billion by 2030, representing a CAGR of approximately 7.2% from 2025-2030. Industry growth is being driven by rising media-rights valuations, direct-to-consumer streaming models, and the proliferation of short-form and social-first content. Global sports media-rights revenues alone are expected to increase from approximately $57.4 billion in 2024 to approximately $107.1 billion by 2033. These trends support the Company’s focus on high-impact, event formats designed for digital distribution and its integrated media strategy linking athlete storytelling and performance data to audience engagement.
Viewers are increasingly consuming sports across multiple screens and favoring formats that emphasize personality, storytelling, and access. The Enhanced Games model, engineered for world-record performances, athlete narratives, and shareable digital clips, aligns with these shifts. Its modular infrastructure and partnership with major production studios position it to capitalize on the ongoing convergence of sport, entertainment, and social media.
The broader industry trend toward “premium but compact” live experiences also supports the Company’s focus on high-impact, single-evening competitions rather than multi-week tournaments, reducing fixed costs while maintaining audience intensity.
Media Rights and Digital Distribution
As streaming platforms compete for unique content, rights values for emerging sports properties have expanded to record levels, creating opportunities for new entrants that can deliver authentic, data-rich storylines. The Company’s digital-first production model and partnership with leading media and production firms position it to benefit from this shift toward multi-platform distribution.
Telehealth, Digital Health, and Performance Wellness
The global telehealth market was valued at approximately $123.3 billion in 2024 and is projected to reach $455.3 billion by 2030, reflecting a CAGR of approximately 24.7%. The U.S. telehealth segment alone was valued at $42.5 billion in 2024 and is expected to grow at a CAGR of 23.8% through 2030. Growth is being driven by regulatory acceptance of virtual care, rising consumer demand for personalized health management, and integration of wearable and AI-enabled diagnostic technologies. Within this market, the global hormone-replacement and optimization segment is projected to reach $67.0 billion by 2034, expanding at a CAGR of 6.0%. The Company’s

Live Enhanced platform, combining licensed clinical delivery through third-party service providers with consumer-facing brand and content, directly targets this high-growth performance-health segment.
Convergence of Sports, Science, and Lifestyle
The Company believes that an overarching industry shift is the blending of athletic performance, scientific validation, and consumer wellness, a convergence that defines the Company’s mission. Audiences increasingly view sport not only as entertainment but as an aspirational reflection of health and capability. Likewise, consumers are adopting science-backed performance products popularized by professional athletes and influencers. The Company believes this convergence provides an opportunity to create a unified brand platform connecting elite competition (through the Enhanced Games) with everyday performance optimization (through the Live Enhanced platform).
Outlook Summary
While periodic economic or market volatility may influence short-term spending and sponsorship demand, long-term structural tailwinds—including digitization of sports consumption, expansion of the telehealth sector, and increasing consumer investment in health and experiential entertainment—support a favorable industry backdrop for the Company. The Company believes its position at the convergence of these sectors provides substantial opportunity for sustainable growth and brand value creation.
Key Financial and Operating Metrics
As a development-stage company with minimal revenues to date, the Company does not yet monitor traditional financial metrics such as revenue growth, gross margin or operating margin. Management monitors the following indicators to evaluate operating performance and liquidity:
•Net Loss and Operating Expenses. Reflect total operating spend and non-cash charges; used to assess expense discipline and investment priorities.
•Cash Balance and Liquidity. Monitored monthly to ensure adequate runway until anticipated revenues commence after the 2026 Enhanced Games.
•Capital Raised. Includes proceeds from equity and SAFE financings that provide liquidity for operations and strategic initiatives.
Management expects to introduce additional key performance indicators following the launch of the Enhanced Games, including event viewership metrics, sponsorship revenue per event, and subscriber growth.
Revenue
The Company is a development-stage entity and has minimal revenues to date. Future revenues are expected to derive primarily from sponsorship, media rights, and content licensing related to the Enhanced Games, and subscription and service fees from the Live Enhanced platform.
General and Administrative Expenses
General and Administrative expenses consist primarily of salaries and benefits for personnel in the Company’s executive, business development, and administrative functions, together with legal fees and expenses for intellectual property and corporate matters, professional fees and expenses for accounting, auditing, tax, and consulting services, insurance costs, travel, and facility-related expenses and other operating costs. General and Administrative expenses are expensed as incurred.
Athlete Expenses
The Company engages athletes under year-round agreements providing athletes contract and training stipends and incentive bonuses enabling them to focus exclusively on their sport.

Marketing Expenses
Marketing expenses represent costs incurred to promote the Company’s brand, events, and initiatives within the global sports and entertainment industry. These expenses include third-party marketing and consulting costs, digital and social-media advertising, content production, and market research activities.
Depreciation
Depreciation expense relates primarily to computer equipment, which is recorded at cost and depreciated using the straight-line method over an estimated three-year useful life.
Interest Income and Other Expense, net
This line item reflects miscellaneous non-operating income and expense, including interest income on cash balances and non-recurring adjustments related to financing and currency transactions. As a development-stage company with limited cash investments, the Company’s interest income has been immaterial to date.
Results of Operations
Comparison of Three Months Ended March 31, 2026 and 2025
The following table shows the principal components of the Company’s results of operations for the three months ended March 31, 2026 and 2025, respectively:

	Three Months Ended
	March 31, 2026	March 31, 2025
Revenue	$2,755	$—
Operating expenses:
General and administrative	12,525,661	$1,982,108
Athlete	2,508,472	965,410
Marketing	1,493,269	400,541
Depreciation	16,661	198
Total operating expenses	16,544,063	3,348,257
Loss from operations	(16,541,308)	(3,348,257)
Other income (expenses):
Interest income and other expense, net	111,878	40,038
Total other income (expenses), net	111,878	40,038
Loss before income taxes	(16,429,430)	(3,308,219)
Net loss and comprehensive loss	$(16,429,430)	$(3,308,219)
Revenue
Revenue was $2,755 for the three months ended March 31, 2026, compared to $0 for the three months ended March 31, 2025. The 2026 amount reflects early online sales of health and wellness products and services through the Company’s website, including prescription and non-prescription products. As of March 31, 2026, the Company remains in a pre-commercialization phase, and operations during both periods were focused on corporate formation, brand development, and financing activities.
General and Administrative Expenses
General and Administrative expenses were $12,525,661 for the three months ended March 31, 2026 compared to $1,982,108 for the prior period, an increase of $10,543,553, or 532%, primarily driven by an increase of $1.8 million in salaries, wages, and bonuses attributed to the growth in our headcount, $2.7 million increase in professional and consulting fees associated with games development, strategy, accounting and other professional fees. In addition, the increase for the three months ended March 31, 2026, as compared to the prior period is due to an increase of $2.7 million in professional fees, $0.7 million in stock based compensation, $2.4 million in games related training and consulting fees, $2.7 million in science related medical expenses and $0.2 million in software expenses.
Athlete Expenses
Athlete expenses were $2,508,472 for the three months ended March 31, 2026 compared to $965,410 for the prior year, an increase of $1,543,062, or 1601%, primarily driven by an increase to the number of contracted athletes and their related fees, in 2026 compared to 2025.
Marketing Expenses
Marketing expenses were $1,493,269 for the three months ended March 31, 2026 compared to $400,541 for the prior year, an increase of $1,092,728, or 273%, primarily driven by increases of marketing consultants, advisors and production services content in anticipation of the Company’s Enhanced Games and $0.3 million in social media advertising expenses.
Depreciation
Depreciation was $16,661 for the three months ended March 31, 2026 compared to $198 for the prior year, an increase of $16,463, or 8315%, primarily driven by depreciation recognized on net equipment purchases of $129,227 during 2026.
Interest Income, net
Interest income, net was $111,878 for the three months ended March 31, 2026 compared to $40,038 for the prior year, an increase of $71,840, or 179%, primarily driven by higher cash balances during the comparable periods as a result of capital raises; the increase is due to interest income earned during the comparable periods through investment of these higher cash and cash equivalent balances in U.S. Treasury Bills during 2026.
Net Loss and Comprehensive Loss
Net loss was $16,429,430 for the three months ended March 31, 2026 compared to $3,308,219 for the prior year, an increase of $13,121,211, or 397%, primarily driven by higher operating expenses associated with continued organizational scale-up in 2026 in anticipation of 2026 Enhanced Games.
Liquidity and Capital Resources
Overview
The Company is a development-stage enterprise and has financed operations primarily through the issuance of equity and convertible securities. From inception until the date of this filing, the Company has raised approximately $67.3 million through equity and convertible financing through March 31, 2026. For the three months ended March 31, 2026 and 2025, the Company had $2,755 and $0 revenue, and a net loss of $16,429,430 and $3,308,219, respectively. Management concluded that these conditions raised substantial doubt about the Company’s ability to continue as a going concern within one year of the issuance of the financial statements.
The Company expects to continue incurring operating losses for the foreseeable future as it prepares for the inaugural Enhanced Games and invests in the commercialization of its Live Enhanced platform. The Company’s ability to fund its operations depends on successful completion of the Business Combination and continued access to the capital markets. Subsequent to quarter end, the Company consummated its Business Combination with A Paradise Acquisition Corp. on May 8, 2026, providing access to SPAC trust proceeds and public capital markets. The Company also has $10 million of remaining availability under its $20 million working capital facility with Apeiron. Management believes these actions provide meaningful near-term liquidity, however there can be no assurance that additional capital will be available on acceptable terms when needed.

Cash flows
The following table summarizes the Company’s cash flows for the periods indicated:

	Three months ended
	March 31, 2026	March 31, 2025
Net cash used in operating activities	$(18,975,533)	$(3,148,074)
Net cash used in investing activities	(2,748,609)	—
Net cash provided by financing activities	9,229,834	5,814,607
Cash Flows from Operating Activities
For the three months ended March 31, 2026, net cash used in operating activities was $18,975,533 compared to $3,148,074 for the same period in 2025. The increase primarily reflects the Company’s ramp-up in general and administrative, marketing, and professional-service expenditures as operations expanded from start-up formation to active pre-commercial development. The largest uses of cash during FY26 were legal, accounting, and advisory fees related to the equity financings and corporate structuring; compensation and travel for newly hired management; and deposits for the preparation and planning of the Enhanced Games and Live Enhanced.
Cash Flows from Investing Activities
For the three months ended March 31, 2026, net cash used in investing activities was $2,748,609 as compared to no investing activities for the same period in 2025. The increase is primarily due to an increase in capitalizable deposits made for the Enhanced Games 2026.
Cash Flows from Financing Activities
For the three months ended March 31, 2026, net cash provided by financing activities was $9,229,834 as compared to $5,814,607 for the same period in 2025. The increase resulted primarily an increase of $10.3 million of SAFE’s raised in 2026 as compared to $5.9 million of proceeds from the issuance of preferred stock and warrants in 2025, partially offset by payments of offering costs of $0.1 million.
Debt and Credit Facilities
In order to access additional capital prior to the Enhanced Games, on March 18, 2026, Enhanced entered into the Working Capital Note with Apeiron for a line of credit commitment up to $20.0 million. Borrowings under the Working Capital Note bear interest at 5.0% per annum and are due no later than September 18, 2027. The Working Capital Note requires a mandatory prepayment if the Business Combination occurs and, after giving effect to A Paradise shareholder redemptions and the payment of transaction expenses, the amount remaining in the Trust Account exceeds the $20.0 million line of credit commitment. As of the date of this filing, Enhanced had $10 million borrowings outstanding under the Working Capital Note. For further information, please see the section entitled “Certain Relationships and Related Party Transactions—Enhanced—Working Capital Note.”
Future Funding Requirements
The Company expects operating cash outflows to increase significantly in 2026 as it:
•scales staffing and infrastructure;
•invests in marketing and content production for the Enhanced Games;
•satisfies contractually obligated expenses in relation to the Enhanced Games;
•advances the Live Enhanced platform; and funds legal, accounting, and compliance costs associated with becoming a public company.

As of March 31, 2026, the Company held $12.8 million in cash and cash equivalents. Following the consummation of the Business Combination, the Company will receive net proceeds of approximately $3 million after giving effect to the redemption of 19,611,370 shares by A Paradise shareholders. These conditions raise substantial doubt about the Company's ability to continue as a going concern within twelve months after the date that these condensed consolidated financial statements are issued.
Management has evaluated these conditions and is pursuing plans to address the substantial doubt, including raising additional capital through equity offerings, debt facilities, or strategic partnerships, as well as actively managing operating expenditures. However, there can be no assurance that such plans will be successfully implemented, that additional financing will be available on terms acceptable to the Company, or at all.
As a result, management has concluded that substantial doubt about the Company's ability to continue as a going concern has not been alleviated as of the date of issuance of these condensed consolidated financial statements. These condensed consolidated financial statements have been prepared on a going concern basis and do not include any adjustments that might result from the outcome of this uncertainty.
Contractual Obligations
As of March 31, 2026, the Company had no long-term debt obligations. Contractual commitments consisted primarily of:
•Event-production and vendor deposits of approximately $10.8 million, of which, $9.5 million are paid as of March 31, 2026, related to the 2026 Enhanced Games. As of March 31, 2026, the Company’s has $3 million remaining contractual commitments to be invoiced for the event space, entertainment and portable track system pertaining to the 2026 Enhanced Games.
The Company expects future contractual obligations to increase as operations expand and may enter into additional service and sponsorship arrangements, as well as additional equity or debt financing arrangements.
Off-Balance Sheet Commitments and Arrangements
The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources.
Specifically, the Company:
•has no guarantees or letters of credit issued on behalf of third parties;
•has no unconsolidated entities or special-purpose vehicles that finance its operations or hold assets for its benefit; and
•has no purchase obligations, derivative contracts, or forward commitments other than ordinary-course vendor agreements related to event planning and marketing services.
Management monitors potential exposure arising from pending sponsorship negotiations and vendor letters of intent; however, none of these arrangements represent binding obligations as of December 31, 2025.
Emerging Growth Company Status
The Company is an "emerging growth company," as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act (the "JOBS Act"). As such, the Company is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” These include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to use the extended transition period available to emerging growth companies.
We expect to remain an emerging growth company until the earlier of (1) the last day of the year (i) following July 29, 2030, which is the fifth anniversary of the effective date of APAD’s IPO registration statement, (ii) in which the Company has total annual gross revenue of at least $1.235 billion, or (iii) in which the Company is deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates equals or exceeds $700.0 million as of the prior June 30, or (2) the date on which the Company has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.
Following the Closing, the Company expects to elect to use the extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that the Company (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. The Company expects to elect to continue to utilize the extended transition period. As a result, our financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates. The JOBS Act does not preclude an emerging growth company from adopting a new or revised accounting standard earlier than the time that such standard applies to private companies. The Company expects to use the extended transition period for any other new or revised accounting standards during the period in which the Company remains an emerging growth company.
Smaller Reporting Company Status
Following the Business Combination, the Company is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies are eligible take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. The Company will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of the Company’s Class A Common Stock held by non-affiliates equaled or exceeded $250 million as of the end of that fiscal year’s second fiscal quarter, or (2) the Company’s annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of the Enhanced Group Class A common stock held by non-affiliates equaled or exceeded $700 million as of the end of that fiscal year’s second fiscal quarter. To the extent the Company takes advantage of such reduced disclosure obligations, it may also make comparison of the Company’s financial statements with other public companies difficult or impossible.
Passive Foreign Investment Company
If the Company were determined to be a PFIC for any taxable year, a U.S. Holder would generally be subject to the unfavorable default tax regime unless such holder makes a timely and effective election to treat the Company as a Qualified Electing Fund (QEF) or a Mark-to-Market (MTM) election. The Company currently does not intend to provide U.S. Holders with the information necessary to make a QEF Election for any taxable year. However, while the Company has not made a commitment to provide such information, it acknowledges that under certain circumstances, such as if it concludes that its PFIC status is definitive for a particular year, or if required by applicable securities laws or listing standards, it may be able to provide the requisite information (including the U.S. Holder’s pro rata share of the Company’s ordinary earnings and net capital gain) to permit U.S. Holders to make a QEF election.
Critical Accounting Estimates
This management’s discussion and analysis of the Company’s financial condition and results of operations is based on the financial statements included in this proxy statement/prospectus, which have been prepared in accordance with US GAAP. The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, expenses and related disclosures. Management’s estimates are based on its historical experience and on various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material.
The critical accounting estimates that we believe affect our more significant judgments and estimates used in the preparation of our condensed consolidated financial statements presented in this filing are described under Critical Accounting Estimates included in the section titled “Enhanced Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Form S-4 for the years ended December 31, 2025 and 2024, filed with the SEC on April 9, 2026 . There have been no material changes to the Company's critical accounting estimates from those described in the Company's Form S-4 filed with the SEC on April 9, 2026.
Recently Issued Accounting Pronouncements
A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is provided in Note 2 to our condensed financial statements included in this filing.